UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2014
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

COLORADO	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada	V6B 4N7
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Vice President and Chief Operating Officer of Clipstream® business

Effective August 11, 2014, Destiny Media Technologies’ (TSXV: DSY) (OTCQX: DSNY) wholly owned subsidiary, Destiny Software Productions Inc., appointed Mr. Dale Borland as Vice President and Chief Operating Officer for its Clipstream® business. In this position, Mr. Borland will be responsible for overseeing all aspects of the Clipstream® business, including the strategic plan, personnel, sales and marketing, and product strategy.

Mr. Borland joined Microsoft Corp. in 1989 and during his 17-year tenure held senior management and executive roles. In 2006 Mr. Borland was appointed the role of President and CEO of Marqui Inc. From 2010 to 2012 Mr. Borland served as COO at Wantsa Media Inc. In addition, Mr. Borland was Chief Revenue and Marketing Officer of Colligo Networks and Technical Director at Bytech Limited.

Compensatory Agreement

Destiny Software Productions Inc. also entered into an employment agreement with Dale Borland. Under the terms of the employment agreement, Mr. Borland will be paid a salary of CAD $180,000 per annum for providing his services as Vice President and Chief Operating Officer of the Clipstream® business. In addition, Mr. Borland will be eligible for quarterly bonuses in the event that certain targets are achieved.

The employment agreement also provides for certain restrictive covenants by Mr. Borland, including a confidentiality covenant that will apply during his employment with our company and thereafter, a non-solicitation covenant for the duration of his employment and six months thereafter, and a non-competition covenant for the duration of his employment and six months thereafter.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibit

10.1	Executive Employment Agreement between Dale Borland and Destiny Software Productions Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: August 15, 2014

By:	/s/ STEVEN E. VESTERGAARD

STEVE VESTERGAARD
Chief Executive Officer and President